EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-201856, 333-201857, 333-201860, 333-201861, 333-207091, 333-208664, 333-209162, 333-209163, 333-216485, 333-217507, and 333-218126 on Form S-3 of our report dated March 21, 2018, relating to the consolidated financial statements and financial statement schedules of Brighthouse Life Insurance Company and subsidiaries, appearing in this Annual Report on Form 10-K of Brighthouse Life Insurance Company and subsidiaries for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 21, 2018